Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to incorporation by reference in this registration statement on Form S-3 of our report dated June 8, 2017 with respect to the financial statement of NexPoint Residential Trust Inc.’s Rockledge Apartments included in Amendment No. 1 to NexPoint Residential Trust Inc.’s Current Report on Form 8-K filed with the SEC on September 13, 2017. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Aprio, LLP

Atlanta, Georgia

March 4, 2020